K. R. MARGETSON LTD.

Chartered Accountants

#210, 905 West Pender Street

Tel: 604.641.4450

Vancouver BC

Direct line:  604.398.5392

V6C 1L6

Toll free fax: 1.855.603.3228

Canada

October 20, 2013

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC

USA   20549

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated October 18, 2013 of Patriot Minefinders Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 (a) insofar as they relate to our firm.

Yours very truly,

/s/ K. R. Margetson Ltd.

K. R. Margetson Ltd.

Chartered Accountants

Vancouver, BC

Canada